MedQuist Names Dominick J. Golio as Chief Financial Officer

Mount Laurel, NJ, April 15, 2009 – MedQuist Inc. (NASDAQ: MEDQ) today announced it has named Dominick J. Golio as its new Chief Financial Officer. He joined MedQuist on April 13, 2009.

In his role as MedQuist’s new CFO, Golio is responsible for directing all financial operations and controls, in addition to financial planning, treasury, financial analysis, investor relations, tax, and financial reporting. “Dominick’s broad experience as a Chief Financial Officer will contribute significantly to the overall strategy of the company,” said Peter Masanotti, President and CEO. “He has a successful track record in developing high performance teams and brings an exemplary combination of business judgment, professional skills and integrity to MedQuist.”

Golio, 63, was most recently the North America Chief Financial Officer for D & M Holdings NA, a Bain Capital Holdings Portfolio Company.  Prior to joining D & M Holdings, Golio was Senior Vice President/CFO at Belco Oil & Gas Corporation, an energy company previously listed on the New York Stock Exchange. He also held CFO positions at Millmaster Onyx Group, AEG Corporation NA, and Case Pomeroy & Company.

Golio holds a B.A. and Master’s degree in Business Administration from Pace University and is a Certified Public Accountant.

MedQuist is a leading provider of medical transcription services, and a leader in technology-enabled clinical documentation workflow. MedQuist’s enterprise solutions – including mobile voice capture devices, speech recognition, Web-based workflow platforms, and global network of medical editors – help healthcare facilities improve patient care, increase physician satisfaction, and lower operational costs. For more information, please visit www.medquist.com.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: Statements in this press release regarding MedQuist’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. Actual outcomes and results may differ materially from what is expressed or forecasted in forward-looking statements. As a result, forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.